UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2019

VICI Properties Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 8th Floor

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 25, 2019, VICI Properties Inc. (the “Company”) and VICI Properties L.P. (the “Operating Partnership”) entered into a new form of employment agreement with John Payne, the Company’s President and Chief Operating Officer. This new form of employment agreement is intended to bring Mr. Payne onto the form of employment agreement used for the other Company named executive officers and additionally has the purpose of extending the term of Mr. Payne’s employment to December 31, 2022. In connection with the foregoing, the Board of Directors (the “Board”) of the Company also approved minor changes to the current employment agreements for all other Company named executive officers so as to harmonize the terms between all of the officers employment agreements and create a uniform form of employment agreement for all named executive officers, including providing for one consistent term expiration date of December 31, 2022.

Employment Agreements

John Payne, President and Chief Operating Officer

On September 25, 2019, (the “Effective Date”), the Company and the Operating Partnership entered into an amended and restated employment agreement with Mr. Payne (the “Amended and Restated Payne Employment Agreement”), who will continue to serve as the Company’s President and Chief Operating Officer. A description of the Amended and Restated Payne Employment Agreement is set forth below.

The Amended and Restated Payne Employment Agreement now provides for a term that initially ends on December 31, 2022, which term will be automatically extended by successive one-year terms at the end of the then-current term unless either the Company or Mr. Payne provides advance notice of non-renewal. Under the terms of the Amended and Restated Payne Employment Agreement, Mr. Payne is entitled to receive an annual base salary of $1,200,000. Mr. Payne is also eligible to receive annual incentive compensation according to the following terms: (i) a cash bonus with a target value of 75% of base salary and a maximum value of 150% of base salary; and (ii) equity awards with a target value of at least 125% of base salary.

If Mr. Payne’s employment is terminated by the Company without “cause” (as defined in the Amended and Restated Payne Employment Agreement) or Mr. Payne resigns for “good reason” (as defined in the Amended and Restated Payne Employment Agreement), Mr. Payne is entitled to certain severance benefits set forth below, subject to his execution of a separation agreement and release. The severance benefits include: (i) 125% of base salary and the target bonus for the year of termination, paid over 12 months; (ii) a pro-rata cash bonus for the year of termination; (iii) a $27,500 cash payment; (iv) accelerated vesting of time-based equity awards; (v) non-forfeiture of a pro rata portion of outstanding performance-based equity until the end of the applicable performance period, at which time it may vest based on achievement of the performance goals; and (vi) the lapsing of any transfer restrictions on vested equity awards. If Mr. Payne’s termination without “cause” or for “good reason” occurs within six months before or 12 months after a “change in control” (as defined in the Amended and Restated Payne Employment Agreement) of the Company, the above severance is modified as follows: (i) his cash severance increases to 175% of base salary and target bonus, and is paid in a lump sum rather than over 12 months; (ii) the cash payment increases to $40,000 rather than $27,500; and (iii) all performance-based equity awards remain outstanding until the end of the applicable performance period, at which time the awards would be eligible to vest subject to achievement of the applicable performance goals.

If Mr. Payne’s employment is terminated due to death or “disability” (as defined in the Amended and Restated Payne Employment Agreement), he will be entitled to (i) receive a pro-rata cash bonus for the year of termination, (ii) accelerated vesting of all time-based equity awards, and (iii) the lapsing of any transfer restrictions on vested equity awards. If Mr. Payne’s employment is terminated because the Company elects not to renew the term of the Amended and Restated Payne Employment Agreement, all time-based equity awards will vest and all transfer restrictions on vested equity awards will lapse, but Mr. Payne will not be entitled to any other severance in this event. If Mr. Payne’s employment is terminated because he elects not to renew the term of the Amended and Restated Payne Employment Agreement, all transfer restrictions on vested equity awards will lapse, but he will not be entitled to any other severance.

The Amended and Restated Payne Employment Agreement provides for customary non-competition and non-solicitation covenants that apply for one year after termination of employment; however, if a termination of employment results from Mr. Payne providing notice of nonrenewal, the non-competition period applies for three months after the date of termination, and if a termination of employment results from the Company’s decision not to renew the Amended and Restated Payne Employment Agreement, the non-competition period ends on the date of termination.

The foregoing description of the Amended and Restated Payne Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Amended and Restated Payne Employment Agreements, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Other Named Executive Officers

In connection with the entry into the Amended and Restated Payne Employment Agreement and to homogenize the form of employment agreement across all named executive officers, the Company determined that it was in the best interest of shareholders to amend and restate its employment agreements with Mr. Edward Pitoniak (the Company’s Chief Executive Officer), Mr. David Kieske (the Company’s Executive Vice President, Chief Financial Officer and Treasurer), and Ms. Samantha Gallagher (the Company’s Executive Vice President, General Counsel and Secretary), as of the Effective Date (together, the “Amended and Restated NEO Employment Agreements”). Each of the Amended and Restated NEO Employment Agreements is generally consistent with the applicable named executive officer’s existing employment agreement and reflects the executive’s current compensation and change in control arrangements, but is now updated in order to remove outdated sign-on provisions, make current certain non-substantive language, conform changes across the form of employment agreement, to update the term of employment (so that the term for all named executive officers is extended to December 31, 2022), to conform the non-renewal notice period, and to extend the Company’s cure period for certain events within the “good reason” definition from 10 days to 30 days.

Copies of the Amended and Restated NEO Employment Agreements for each of Mr. Pitoniak, Mr. Kieske, and Ms. Gallagher are attached hereto as Exhibits 10.2, 10.3, and 10.4, respectively, and incorporated by reference herein. The description of the Amended and Restated NEO Employment Agreements included above does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Amended and Restated NEO Employment Agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of September 25, 2019, by and between VICI Properties Inc., VICI Properties L.P. and John Payne

10.2	Amended and Restated Employment Agreement, dated as of September 25, 2019, by and between VICI Properties Inc., VICI Properties L.P. and Edward Pitoniak

10.3	Amended and Restated Employment Agreement, dated as of September 25, 2019, by and between VICI Properties Inc., VICI Properties L.P. and David Kieske

10.4	Amended and Restated Employment Agreement, dated as of September 25, 2019, by and between VICI Properties Inc., VICI Properties L.P. and Samantha Gallagher

104	Cover page interactive data filed (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: September 26, 2019	By:	/s/ Samantha S. Gallagher
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary